EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 29, 2010

 Current month                                              Performance* (Subject to verification)                                  Risk Metrics* (Nov 2005 – Oct 2010)

Class	Week ROR	MTD October 2010	1 yr Annualized ROR	3 yr Annualized ROR	5 yr Annualized ROR	10 yr Annualized ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.1%	4.3%	3.1%	3.7%	7.1%	8.0%	7.1%	12.7%	-16.5%	0.6	1.0
B**	0.1%	4.3%	2.4%	3.0%	6.3%	N/A	6.3%	12.7%	-17.1%	0.5	0.8
Legacy 1***	0.1%	4.4%	4.5%	N/A	N/A	N/A	0.2%	11.1%	-10.9%	0.1	0.0
Legacy 2***	0.1%	4.3%	4.2%	N/A	N/A	N/A	-0.1%	11.1%	-11.1%	0.0	0.0
Global 1***	0.0%	3.7%	0.9%	N/A	N/A	N/A	-1.8%	10.8%	-13.3%	-0.1	-0.2
Global 2***	0.0%	3.7%	0.5%	N/A	N/A	N/A	-2.2%	10.7%	-13.5%	-0.2	-0.3
Global 3***	0.0%	3.5%	-1.3%	N/A	N/A	N/A	-4.1%	10.7%	-14.6%	-0.3	-0.5

S&P 500 Total Return Index****	0.0%	3.8%	16.5%	-6.5%	1.7%	0.0%	1.7%	17.7%	-51.0%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-0.7%	-3.1%	10.9%	8.9%	7.4%	7.8%	7.4%	11.1%	-12.3%	0.7	1.2
*	Performance metrics are calculated using October 2010 month-to-date performance estimates
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	22%	Long	Corn	3.5%	Long	15%	Long	Soybeans	2.4%	Long
			Soybeans	3.4%	Long			Coffee	2.4%	Long
Currencies	21%	Short $	Euro	2.5%	Long	23%	Short $	Euro	2.7%	Long
			Japanese Yen	1.6%	Long			Mexican Peso	2.2%	Long
Energy	8%	Short	Natural Gas	2.7%	Short	8%	Short	Natural Gas	3.7%	Short
			Gasoline Blendstock	1.2%	Long			Crude Oil	0.9%	Short
Equities	20%	Long	Hang Seng Index	3.8%	Long	24%	Long	Hang Seng Index	5.0%	Long
			Dax Index	2.7%	Long			Dax Index	3.8%	Long
Fixed Income	14%	Long	U.S. 5-Year Treasury Notes	3.2%	Long	18%	Long	U.S. 5-Year Treasury Notes	4.8%	Long
			U.S. 10-Year Treasury Notes	3.2%	Long			U.S. 10-Year Treasury Notes	3.9%	Long
Metals	15%	Long	Gold	5.1%	Long	12%	Long	Gold	5.1%	Long
			Copper	2.2%	Long			Silver	1.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Ags/Softs
Wheat prices rallied as forecasts for dry weather put pressure on the estimated output of wheat.  Sugar prices climbed as a result of India’s depressed supply outlook.  In the livestock markets, prices for lean hogs declined after reports of elevated supplies in the U.S.

Currencies
The Great British Pound strengthened against major counterparts after the British government issued GDP reports showing unexpected growth in the third quarter.  The U.S. dollar fell, in line with estimates, as U.S. GDP growth reports supported the belief the Federal Reserve would begin a second round of quantitative easing.

Energy
Investors drove natural gas prices sharply higher as forecasts for colder weather in the U.S. supported demand.  Crude oil prices fell, as speculators viewed the lack of positive economic data as a harbinger for prolonged depressed industrial demand.

Equities
Japanese equity markets fell due to a combination of a stronger yen, disappointing industrial production data, and weak corporate earnings reports.  European equity indices also fell, as poor earnings reports from key firms in the industrial and financial services sectors put pressure on prices.

Fixed Income	U. S. treasury markets fell last week as investors liquidated positions due to confusion about the timing and the method the Federal Reserve would adopt for the next round of quantitative easing.
Metals
Investors drove precious metals markets higher on beliefs the downward trend in the U.S. dollar would continue in the near-term.  In the base metals markets, copper prices fell as investors liquidated positions to lock in profits from recent uptrends.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.